Exhibit 99.1

              Dell Receives Decision of NASDAQ Listing and
                          Hearing Review Council


    ROUND ROCK, Texas--(BUSINESS WIRE)--July 3, 2007--Dell today announced that the NASDAQ Listing and Hearing Review Council has extended the company's conditional listing until July 16, 2007. The company is planning to request that the NASDAQ Board of Directors call the Council's decision for review to give the company additional time to complete its delinquent periodic reports. The company is committed to regaining compliance with all NASDAQ listing requirements as soon as possible.

    About Dell

    Dell Inc. (NASDAQ:DELL) listens to customers and delivers innovative technology and services they trust and value. Uniquely enabled by its direct business model, Dell is a leading global systems and services company and No. 34 on the Fortune 500. For more information, visit www.dell.com. To get Dell news direct, visit www.dell.com/RSS.

    Dell is a trademark of Dell Inc.

    Dell disclaims any proprietary interest in the marks and names of others.


    CONTACT: Dell Inc., Round Rock
             Media Contacts:
             Bob Pearson, 512-728-3256
             bob_pearson@dell.com
             or
             David Frink, 512-728-2678
             david_frink@dell.com
             or
             Investor Contacts:
             Lynn A. Tyson, 512-723-1130
             lynn_tyson@dell.com
             or
             Robert Williams, 512-728-7570
             robert_williams@dell.com